AGREEMENT


         THIS AGREEMENT ("Agreement") is entered into this 16th day of November, 2009, between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Andersons"), and Alanco Technologies, Inc., an Arizona corporation ("Alanco").

RECITALS:

Andersons, as lender, and Alanco and its subsidiaries, as borrower, have entered into that certain Restated Loan and Security Agreement, as amended (the "Loan Agreement"), pursuant to which the Andersons have established a revolving credit facility to Alanco having a current principal balance of $3,250,000.

In addition, the Andersons hold a promissory note issued by StarTrak Systems, LLC, a wholly owned subsidiary of Alanco, initially in favor of Transcore Link Corporation in the amount of $500,000 (the "Transcore Note").

Also, the Andersons, or entities associated with them, hold 167,394 shares of Alanco's Series D Preferred Stock, having a face par value of $1,673,940, which stock accrues dividends at the rate of 15% per annum (the "Andersons Series D Stock").

The parties desire to increase the credit limit of the Loan Agreement so that Alanco can draw funds therefrom sufficient to retire the Transcore Note and the Andersons Series D Stock as well as pay all associated accrued interest thereon, as well as interest and potential fees currently payable under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Current Obligations. The parties acknowledge that the current obligations of Alanco and its subsidiaries to the Andersons and their related parties, include the following:

         a.      Obligations under the Loan Agreement:

                 Principal                                        $3,250,000.00
                 Fee                                              $   18,750.00
                 Accrued interest through 11/15/09                $   46,945.21
                                                                   ------------
                       Total                                      $3,315,695.21

         b.      Obligations under the Transcore Note:

                 Principal                                        $  500,000.00
                 Accrued interest through 11/15/09                $   30,479.45
                                                                   ------------
                       Total                                      $  530,479.45

         c.      Obligations with respect to Andersons Series D Stock:

                 Face Value of shares                             $1,673,940.00
                 Accrued Dividends through 11/15/09               $   17,173.32
                                                                   ------------
                       Total                                      $1,691,113.32

The total of the obligations set forth in subsection a, b and c above is $5,537,287.98 (the "Current Obligations").

2. Increase in Credit Limit under Loan Agreement. Effective upon the execution hereof, the Credit Limit under the loan Agreement shall be increased to the total of the Current Obligations. The increase in the Credit Limit over the existing limit of $3,250,000 shall be deemed immediately drawn by Alanco to pay/retire or redeem all of the obligations specified in section 1 above other than the existing principal balance of the loan Agreement. Therefor the new outstanding balance under the Loan Agreement shall be equal to the Current Obligations, the Transcore Note shall be deemed fully retired and the Andersons Series D Stock shall be deemed to be redeemed. The parties shall execute the Fourth Amendment to the Loan Agreement in the form attached hereto as Exhibit A.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed to be effective as of the date first above written.


ALANCO TECHNOLOGIES, INC.
an Arizona Corporation

By: ____________________________________
         Robert R. Kauffman
         Chief Executive Officer

_______________________________________
DONALD E. ANDERSON

_______________________________________
REBECCA E. ANDERSON

Trustees of the Anderson Family Trust, UTA dated December 20, 1993